UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2024, OPKO Health, Inc., a Delaware corporation (“OPKO”), its wholly owned subsidiary, BioReference Health, LLC (“BioReference” and together with OPKO, “Seller”), and Laboratory Corporation of America Holdings, a Delaware corporation (“Buyer”), entered into an Asset Purchase Agreement (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Seller has agreed to sell and assign to Buyer, and Buyer has agreed to purchase and assume from Seller, certain assets and liabilities of BioReference’s laboratory testing businesses focused on clinical diagnostics and reproductive and women’s health (the “Business”) across the United States, excluding New York and New Jersey, in exchange for approximately $237,500,000 in cash (the “Transaction”).  Certain BioReference employees will also transfer to Buyer upon consummation of the Transaction.

The Transaction does not include BioReference’s nationwide oncology and urology diagnostic services nor any of its operations in New York or New Jersey.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions for a transaction of this size and type, including, among other things, customary covenants relating to (i) the conduct of the Business between the signing of the Purchase Agreement and the closing of the Transaction and (ii) the efforts of the parties to cause the Transaction to be consummated, including obtaining certain consents and approvals. The consummation of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the accuracy of the respective representations and warranties of the parties (subject to certain exceptions) and the performance in all material respects of the parties’ respective covenants under the Purchase Agreement. Consummation of the Transaction is not subject to a financing condition.

The Purchase Agreement contains customary termination rights, including that the parties may terminate the Purchase Agreement if the Transaction has not closed by the date that is 180 days following the date of the Purchase Agreement, subject to certain extensions, or if any governmental authority issues any order, injunction, or judgment that restrains, enjoins or otherwise prohibits or makes the transaction illegal.  In certain circumstances, Buyer would be required to pay to Seller a termination fee in the event of a termination of the Purchase Agreement due to the failure to obtain certain regulatory clearances.

Seller has agreed not to initiate, facilitate, solicit or encourage any proposal or offers from any third party relating to any merger, sale of substantial assets or similar transactions to the Transaction, or engage in, continue or otherwise participate in any discussions, communications or negotiations regarding an alternative transaction with respect to the Transaction.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Purchase Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Buyer, Seller or the Business. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Buyer, Seller or the Business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in OPKO’s public disclosures, except to the extent required by law.

ITEM 7.01.	Regulation FD Disclosure.

Furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01 is an investor presentation (“Presentation”) that includes certain information about OPKO, including information on certain aspects of the Transaction.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including the Presentation furnished herewith as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of March 27, 2024 by and among BioReference Health, LLC, OPKO Health, Inc. and Laboratory Corporation of America Holdings
99.1	Investor Presentation, dated March 27, 2024
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

*   Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: March 28, 2024	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration